Exhibit 10.4

ALLEN & GLEDHILL

Dated 17 August 2018

The Several Persons Named in Part A of Schedule 1

and

Hudson River Pte. Ltd.

as the Investor

and

MSC Consulting (S) Pte. Ltd.

as the Company

SHAREHOLDERS’ AGREEMENT

relating to

MSC Consulting (S) Pte. Ltd.

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

Tel: +65 6890 7188 | Fax +65 6327 3800

allenandgledhill.com

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This Agreement is made by way of deed on 17 August 2018 among:

(1)	The Several Persons Named in Part A of Schedule 1 (collectively, the “Existing Shareholders”);

(2)	Hudson River Pte. Ltd. (registered number 201416886W), a company incorporated in Singapore and having its registered office at 50 Raffles Place, #34-04 Singapore Land Tower, Singapore 048623 (the “Investor”); and

(3)	MSC Consulting (S) Pte. Ltd. (registered number 200305559E), a company incorporated in Singapore whose registered office is at 1 Yishun Industrial Street 1, #04-27/28, A’Posh Bizhub Singapore 768160 (the “Company”).

Whereas:

(A)	This Agreement is entered into by the Parties pursuant to a Subscription Agreement dated the date hereof made between, amongst others, the Company and the Investor (the “Subscription Agreement”).

(B)	The Company is a private company limited by shares incorporated in Singapore and has at the date of this Agreement an issued and paid-up share capital of S$133,333 comprising 133,333 ordinary shares, of which 133,333 Ordinary Shares (as defined below) have been issued and are fully paid-up and are held by the Existing Shareholders in the numbers specified against their respective names in Schedule 1.

(C)	As at Completion (as defined below) of the Subscription Agreement, the Company will have an issued and paid-up share capital of S$3,133,333 comprising 190,476 ordinary shares, of which 190,476 Ordinary Shares will be issued and fully paid-up and held by the Existing Shareholders and the Investor in the numbers specified against their respective names in Schedule 1.

(D)	The Parties have agreed to regulate the affairs of the Company and the respective rights of the Investor and the Existing Shareholders as shareholders of the Company on the terms and subject to the conditions of this Agreement.

It is agreed as follows:

1.	Definitions and Interpretation

1.1	In this Agreement and the Schedules, unless the subject or context otherwise requires, the following words and expressions shall have the following meanings respectively ascribed to them:

“Act” means the Companies Act, Chapter 50 of Singapore;

“AE Computer” means AE Computer Systems Pte Ltd (UEN No.: 199603117W);

“Amended Constitution” means the amendments to the Constitution in an agreed form as set out in Schedule 3 hereto;

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“Allocation Notice” shall have the meaning ascribed to it in Clause 6.2.6(i);

“Auditors” means the auditors for the time being of the Company;

“Board” means the board of directors for the time being of the Company;

“Business” shall have the meaning ascribed to it in Clause 3.1;

“Business Day” means a day on which banks are open for business in Singapore (excluding Saturdays, Sundays and public holidays);

“Completion” means the completion of the subscription of the Subscription Shares (as defined in the Subscription Agreement) by the Investor in accordance with the terms and conditions set out in the Subscription Agreement;

“Completion Date” means the date on which the Completion occurs;

“Constitution” means the constitution of the Company from time to time;

“Deed of Ratification and Accession” means the deed in the form and on the terms set out in Appendix A;

“Directors” means the directors for the time being of the Company;

“Employment Contract” means the employment contract pursuant to which the Company employs Zhang Rong (NRIC No.: S2767188H) as Vice President of the Company, the agreed form of which is set out in Schedule 5 to the Subscription Agreement;

“Encumbrances” means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing;

“ERP” shall have the meaning ascribed to it in Clause 3.1;

“ESOS” shall have the meaning ascribed to it in paragraph 30 of Schedule 2;

“Founders” means Goh Kian Hwa and Lung Lay Hua, and “Founder” means any one of them;

“Group Companies” means the Company and its subsidiaries, and “Group Company” means any of them;

“Intellectual Property Rights” means trademarks, service marks, trade names, domain names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, semi-conductor topography rights, database rights and all other similar rights in any part of the world (including Know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

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“Invention” shall have the meaning ascribed to it in Clause 8A(iii);

“Investor Director” shall have the meaning ascribed to it in Clause 4.2.2;

“IPO” shall have the meaning ascribed to it in paragraph 16 of Schedule 2;

“Know-how” means confidential or proprietary industrial and commercial information and techniques in any form including drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers;

“Majority Shareholder” means any Shareholder or Shareholders (acting collectively) with a Shareholding Percentage of more than 50 per cent.;

“Non-Allocation Notice” shall have the meaning ascribed to it in Clause 6.2.6(ii);

“Ordinary Shares” means ordinary shares in the capital of the Company;

“Other Shareholders” shall have the meaning ascribed to it in Clause 6.2.3;

“Parties” means the Existing Shareholders, the Investor and the Company, and “Party” means any of them;

“Permitted Transferee” shall have the meaning ascribed to it in Clause 6.4.1;

“Prescribed Terms” shall have the meaning ascribed to it in Clause 6.2.3(iii);

“Reserved Matters” means the matters specified in Schedule 2;

“Restricted Territories” shall have the meaning ascribed to it in Clause 7.1.1;

“Sale Shares” shall have the meaning ascribed to it in Clause 6.2.3(i);

“Selling Shareholder” shall have the meaning ascribed to it in Clause 6.3.1;

“Shareholders” means the Investor, the Existing Shareholders, and any other person holding Shares who shall have executed a Deed of Ratification and Accession pursuant to Clause 6.5.2 and is registered as a member in the Company’s electronic register of members kept and maintained by the Registrar of Companies;

“Shareholders’ Loan” means any loan extended by any Existing Shareholder or any of its affiliates to any Group Company from time to time;

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“Shareholding Percentage” in relation to any Shareholder and at any time, means the total number of issued Ordinary Shares registered in the name of that Shareholder in the Company’s electronic register of members kept and maintained by the Registrar of Companies at that time expressed as a percentage of all the issued Ordinary Shares in the capital of the Company as at that time. The Shareholding Percentage of each Shareholder as at Completion is specified against its name in column (5) of Schedule 1;

“Shares” means issued shares in the capital of the Company;

“Subscription Agreement” shall have the meaning ascribed to it in Recital (A);

“Significant Shareholder” means any Shareholder with a Shareholding Percentage of at least 25 per cent.;

“Singapore Dollar(s)” and the sign “S$” mean the lawful currency of Singapore;

“Stamp Duty Documents” means:

(i)	a working sheet computing the net asset value per Share in the form prescribed by the Stamp Duty Branch of the Inland Revenue and signed by a director or the secretary of the Company; and/or

(ii)	such other documents as may be prescribed from time to time by the Stamp Duty Branch for the purpose of assessing the stamp duty payable on a transfer of shares;

“Tag-Along Offer” shall have the meaning ascribed to it in Clause 6.3.1;

“Tag-Along Purchaser” shall have the meaning ascribed to it in Clause 6.3.1;

“Tag-Along Shareholders” shall have the meaning ascribed to it in Clause 6.3.1;

“Taxation” or “Tax” means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto;

“Tax Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation;

“Transfer Notice” shall have the meaning ascribed to it in Clause 6.2.3;

“Transferor” shall have the meaning ascribed to it in Clause 6.2.3;

“Transferor’s Price” shall have the meaning ascribed to it in Clause 6.2.3(ii);

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“Transferring Shareholder’s Loan” shall have the meaning ascribed to it in Clause 6.5.4; and

“VSA” means Vertical Software Asia Pte Ltd. (Company registration number: 200903951E) having its registered address at 1 Yishun Industrial Street 1, #04-27/28 A’Posh Bizhub Singapore 768160 as at the date hereof.

“Work” shall have the meaning ascribed to it in Clause 8A(ii);

1.2	Subsidiary Legislation: References to a statutory provision include any subsidiary legislation made from time to time under that provision.

1.3	Modification etc. of Statutes: References to a statute or statutory provision include that statute or provision as from time to time modified, re-enacted or consolidated, whether before or after the date of this Agreement, so far as such modification, re-enactment or consolidation applies or is capable of applying to any transaction entered into in accordance with this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statute or statutory provision (as from time to time modified, re-enacted or consolidated) which such statute or provision has directly or indirectly replaced.

1.4	Companies Act: The word “subsidiary” and “related corporation” shall have the same meanings in this Agreement as their respective definitions in the Act.

1.5	Affiliate and Control: The word “affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person. In relation to an individual, an affiliate with respect to that individual shall mean his spouse, children (including adopted and step-children), his parents and his siblings, and any other person directly or indirectly controlling, controlled by, or under common control with, any of the foregoing persons. The word “control” (including its correlative meanings, “controlled by”, “controlling” and “under common control with”) shall mean, with respect to a corporation, the right to exercise, directly or indirectly, more than 50 per cent. of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

1.6	Associated company: “Associated company” of a person means a reference to any company, not being a subsidiary of the subject person, in which the subject person owns or has an interest in at least 20 per cent. but not more than 50 per cent. of the issued capital of the first mentioned company.

1.7	Interpretation Act: The Interpretation Act, Chapter 1 of Singapore, shall apply to this Agreement in the same way as it applies to an enactment.

1.8	Clauses, Schedules, etc.: References to this Agreement include any Recitals and Schedules to it and references to Clauses, Recitals, Schedules and Appendices are to the clauses and recitals of, and schedules and appendices to, this Agreement. References to paragraphs are to paragraphs of the Schedules.

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1.9	Information: Any reference to books, records or other information means books, records or other information in any form including, without limitation, paper, electronically stored data, magnetic media, film and microfilm.

1.10	Headings: The headings are for convenience only and shall not affect the interpretation of this Agreement.

1.11	Including: The word “including” shall be deemed to be followed by “without limitation” or “but not limited to”, whether or not they are followed by such phrases or words of like import, and “otherwise” shall not be construed as limited by words with which it is associated.

1.12	Others

1.12.1	Unless the context otherwise requires or permits, references to the singular number shall include references to the plural number and vice versa; references to natural persons shall include bodies corporate and vice versa; and words denoting any gender shall include all genders.

1.12.2	The expression “person” means any individual, corporation, partnership, association, limited liability company, trust, governmental or quasi-governmental authority or body or other entity or organisation.

1.12.3	References to “financial year” are to a period in respect of which the audited financial statements of the Company has been or is to be prepared for the purpose of laying before the Company at its annual general meeting, whether that period is a year or not.

1.12.4	All the liabilities and obligations of the Founders under this Agreement shall be joint and several.

2.	Effective Date

With effect from Completion:

(i)	this Agreement shall take effect; and

(ii)	except for (a) the agreement on 1 August 2018 made amongst the Company, the Founders and Chew Kim Chwee and (b) the agreement dated 1 August 2018 made amongst the Company, the Founders and Yap Wil Kiat as disclosed by the Company to the Investor prior to the date hereof, any and all agreements or arrangements amongst all or any Existing Shareholders with respect to regulation of the affairs of the Company and their respective rights as shareholders of the Company shall cease to have any effect and shall be deemed to be substituted in their entirety by this Agreement.

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3.	Business of the Company

3.1	Business: The Shareholders agree that the Group shall carry on the business of providing digital transformation solutions to small and medium enterprises in multiple industries, and in particular, the provision of the following software and/or products: (i) Microsoft Dynamics enterprise resource planning (“ERP”), (ii) the mobile application of the ERP (eMobiq) and (iii) iSTAMPZ (the “Business”) and subject to Clause 4.9 and to the other terms and conditions of this Agreement, such other businesses as may from time to time be agreed on by the Board.

3.2	Shareholders’ Obligations: In consideration of the mutual obligations of the Shareholders herein contained, and except as the Shareholders may otherwise agree in writing or save as otherwise provided or contemplated in this Agreement, each of the Shareholders shall exercise its voting rights and powers available to it to ensure that:

3.2.1	the Group carries on its business and conducts its affairs in a proper and efficient manner and for its own benefit;

3.2.2	the Company, and the Directors appointed by that Shareholder under Clause 4, will comply with the provisions of this Agreement and the Constitution and will act in such manner and achieve the full intent and purpose of this Agreement;

3.2.3	the business of the Group shall be carried on pursuant to the policies set out herein or laid down from time to time by the Board, which shall hold Board meetings in accordance with Clause 4 and the Constitution;

3.2.4	the Group Companies shall keep full and proper accounting records in accordance with generally accepted accounting principles relating to its business, undertakings and affairs, which records shall be made available at all reasonable times for inspection by the Directors and/or the Shareholders by prior appointment during office hours;

3.2.5	the Group Companies shall prepare annual financial statements, in each case in accordance with generally accepted accounting principles and in compliance with all applicable legislation in respect of each accounting reference period, and shall procure that such financial statements are audited as soon as practicable and shall supply copies of the same, both in draft and final form, to each of the Shareholders immediately upon their issue;

3.2.6	the Company shall, and shall procure each Group Company to, do all that the Auditors or the relevant auditors of the Group Company may reasonably require by way of keeping records and accounts and provide the Auditors or the relevant auditors of the Group Company with all such information and explanation as they may reasonably require and otherwise assist the Auditors or the relevant auditors of the Group Company in all reasonable ways;

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3.2.7	the Company shall prepare and provide to each of the Directors quarterly management accounts of each Group Company within 60 days after the end of each month and operating statistics and such other trading and financial information in such form as the Board may agree to keep each of the Shareholders properly informed about the business and financial services of each Group Company and generally to protect their interest;

3.2.8	if any Group Company requires any approval, consent or license for the carrying on of its business in the places and in the manner in which it is for the time being carried on or proposed to be carried on, the Company and the Group Company will use its best endeavours to maintain the same in full force and effect;

3.2.9	the proceeds from the Subscription Shares (as defined in the Subscription Agreement) shall be utilised for the purposes specified in Clause 3.4 of the Subscription Agreement and shall not be used towards repayment of any Shareholders’ Loan without the Investor’s prior written consent;

3.2.10	the Company continues to qualify as resident in Singapore for the purpose of taxation;

3.2.11	the Company shall (i) maintain appropriate directors’ and officers’ liability insurance for Zhang Rong and the Founders; and (ii) without prejudice to the foregoing but subject to the Act, indemnify each such Director in full for any losses, damages, costs and expenses suffered as a result of any liabilities (civil or criminal) incurred by such Director as a director of such Company, whether in respect of negligence, default, breach of duty or otherwise; and

3.2.12	the Company shall permit, and shall procure each Group Company to permit, each Director (or his alternate or designee) to visit and inspect and examine the Group Companies’ properties and records, and to discuss the affairs of the Group Companies with its management.

3.3	Group Companies: Each Party agrees, and must do all things necessary and within their power to procure that the board of each Group Company operates consistently with the decisions of the Board and Shareholders and in conformity with this Agreement.

3.4	Increases in Capital: Subject always to Clause 4.9, where the Significant Shareholders unanimously approve any increase in the share capital or the issue or grant of any option over unissued share capital or the issue of any shares or any new class of shares in the capital or the any convertible securities, each of the Shareholders shall exercise its voting rights for the time being in the Company and take such steps as for the time being lie within its powers to procure that the issue of any unissued shares or of any new Shares from time to time created shall, before issuance, be offered for subscription in the first instance to such persons as at the date of the offer are registered as members of the Company in proportion as nearly as practicable to their respective Shareholding Percentages.

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3.5	Dividend Policy. The Shareholders acknowledge and agree that unless otherwise requested by the Founders, the Company will not declare any dividend within three (3) years from Completion.

3.6	VSA Licence. The Company and the Founders jointly and severally undertake to and with the Investor that they will procure that VSA grants to the Company or such other subsidiaries of the Company as the Company may direct, non-exclusive, irrevocable, transferable and sub-licensable, royalty-free, fully paid-up, worldwide right and licence(s) to use VSA’s Intellectual Property Rights in existence as of or created after the date hereof (including, but without limitation, the Intellectual Property Rights detailed herein) for a period of 10 years commencing from Completion.

Country	Patent Application No.	Title of Invention	Proprietor	Date of Grant of Patent	Status	Inventor
Singapore	1020140604 5P	Authentication System and Method	Vertical Software Asia Pte Ltd	29 April 2016	Patent force in	Goh Kian Hwa Tan Chun Wei Shaun
Singapore	1020140762 7S	Authentication System and Method	Vertical Software Asia Pte Ltd	29 April 2016	Patent force in	Goh Kian Hwa Tan Chun Wei Shaun

Country	Patent Application No.	Title of Invention	Applicant	Filing Date	Status	Inventor
Singapore	10201408159T	Authentication Method	Vertical Software Asia Pte Ltd	6 December 2014	Pending (Published)	Goh Kian Hwa Tan Chun Wei Shaun
Singapore	10201610461V	Authentication Method	Vertical Software Asia Pte Ltd	14 December 2016	Pending (Not Published)	Information not available yet.

3.7	Employees.

3.7.1	The Company and the Founders jointly and severally undertake to and with the Investor that they will procure that the Company employs three (3) to five (5) additional full-time employees who are either Singapore citizens or Singapore permanent residents as approved by the Investor in each of the five (5) successive years commencing from the Completion.

3.7.2	The Investor acknowledges and agrees that the Company or any Group Company may employ specified employees of AE Computer and VSA as set out in Part A of Schedule 4. Save as aforesaid, employment by the Company or any Group Company of any employees of the Founders’ affiliates and associated companies shall require prior written consent of the Investor.

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3.8	Founders. The Founders undertake to and with the Investor that they will devote all or substantially all their time and effort towards developing the business of the Group.

4.	Board of Directors

4.1	Number: Unless otherwise unanimously agreed upon by the Significant Shareholders in writing, the Board shall consist of not more than six Directors.

4.2	Composition: Unless otherwise unanimously agreed upon by the Significant Shareholders in writing, the Board shall comprise:

4.2.1	up to four persons appointed by the Founders; and

4.2.2	up to two persons appointed by the Investor for the time being as Directors (each such person, an “Investor Director”).

The Investor Directors shall provide advice to the Company in relation to the Company’s proposed development of the China and Africa markets. The initial Investor Directors shall be Zhang Rong and Lee Puay Khng.

4.3	Right of Appointment and Removal: The right of appointment conferred on a Shareholder under Clause 4.2 shall include the right of that Shareholder to remove at any time from office such person appointed by that Shareholder as a Director and the right of that Shareholder at any time and from time to time to determine the period during which such person shall hold the office of Director.

4.4	Notice in Writing: Each appointment or removal of a Director pursuant to this Clause shall be in writing and signed by or on behalf of the Shareholder concerned and shall be delivered to the registered office for the time being of the Company.

4.5	Further Director: Whenever for any reason a person appointed by a Shareholder ceases to be a Director, that Shareholder shall be entitled to appoint forthwith another Director.

4.6	Alternate Director: A Director shall be entitled at any time and from time to time to appoint any person to act as his alternate and to terminate the appointment of such person and in that connection the provisions of the Constitution shall be complied with. Such alternate director shall be entitled while holding office as such to receive notices of meetings of the Board and to attend and vote as a Director at any such meetings at which the Director appointing him is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of his appointer as the Director appointing him. Further, such alternate director shall be entitled to exercise the vote of the Director appointing him at any meetings of the Board and if such alternate director represents more than one Director such alternate director shall be entitled to one vote for every Director he represents.

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4.7	Chairman

4.7.1	The Chairman of the Board shall be appointed by the Majority Shareholders.

4.7.2	The Chairman shall not be entitled to a second or casting vote at any meeting of the Board or at any general meeting of the Company.

4.8	Meetings of Directors

4.8.1	The Directors shall hold meetings of the Directors at such time, place and frequency as the Board may decide from time to time. Any Director may call a meeting of the Directors.

4.8.2	Each of the Directors shall be entitled to receive not less than seven days’ written notice of all meetings of the Directors (or such shorter period of notice in respect of any particular meeting as may be agreed jointly by all the Directors) specifying the date, time and place of the meeting and the business to be transacted thereat.

4.8.3	The quorum at a meeting, or adjourned meeting, of Directors necessary for the transaction of any business of the Company shall be any two Directors, including at least one Investor Director. In the event that a meeting of Directors duly convened cannot be held for lack of quorum, the meeting shall be adjourned to the same time and day of the following week and at the same place and at least three days’ notice shall be given to the Directors in relation to such adjourned meeting.

4.8.4	Subject to Clause 4.9, all resolutions of the Directors at a meeting or adjourned meeting of the Directors shall be adopted by a simple majority vote of the Directors present.

4.8.5	A resolution in writing signed by all of the Directors for the time being or their alternates shall be as valid and effectual as if it had been passed at a meeting of Directors duly called and constituted. Any such resolution may consist of several documents in like form, each signed by one or more of the Directors. The expressions “in writing” and “signed” include approval by wireless or facsimile transmission.

4.8.6	The Directors may participate in a meeting of the Directors by means of a conference telephone or a video conference telephone or similar communications equipment by which all persons participating in the meeting are able to hear and be heard by all other participants without the need for a Director to be in the physical presence of another Director(s) and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The Directors participating in any such meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum under Clause 4.8.3 at all times during such meeting, all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held. A meeting conducted by means of a conference telephone or a video conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

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4.9	Reserved Matters: Subject to any additional requirements specified by the Act, the Shareholders hereby undertake to and with each other that none of the Reserved Matters set out in Schedule 2 shall be taken by the Company unless with the prior written approval of every Significant Shareholder. In the event that the Company is able to provide reasonable evidence of the impending occurrence of an IPO, each Significant Shareholder agrees that it will not unreasonably withhold its approval in relation to:

(i)	the reserved matter set out in paragraph 16 (IPO) of Schedule 2; and

(ii)	the adoption of ESOS set out in paragraph 30 (ESOS) of Schedule 2, provided that the ESOS is adopted in connection with the impending IPO, and the total number of Shares issued or to be issued under the ESOS shall not exceed 10 per cent. of the total number of Shares (on a fully diluted basis) as at Completion.

4.10	Committees: The Board may delegate any of its powers, including the day-to-day running of the business to a committee or committees consisting of such members or member of its body as it deems fit provided always that each Significant Shareholder shall be entitled to nominate at least one Director appointed by it to any such committee.

5.	General Meetings

5.1	Quorum and Voting

5.1.1	Unless longer notice is required by law, each Shareholder shall be entitled to receive not less than 14 days’ written notice of all general meetings (or such shorter period of notice in respect of any particular meeting as may be agreed by all the Shareholders) specifying the date, time and place of the meeting and the business to be transacted thereat.

5.1.2	The quorum at a general meeting, or adjourned meeting, of the Company necessary for the transaction of any business of the Company shall be 3 Shareholders present in person or by proxy, including the proxy or representative of each Significant Shareholder. In the event that a general meeting of the Company duly convened cannot be held for lack of a quorum, the meeting shall be adjourned to the same time and day of the following week and at the same place and at least three days’ notice shall be given to the Shareholders in relation to such adjourned meeting.

5.1.3	Subject to any additional requirements specified by the Act and Clause 4.9, all resolutions of the Shareholders shall be adopted by a simple majority vote of the Shareholders present and voting and on the basis that each Ordinary Share will carry one vote.

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5.1.4	A resolution in writing signed by all of the Shareholders shall be as valid and effectual as if it had been passed at a general meeting duly called and constituted. Any such resolution may consist of several documents in like form, each signed by one or more of the Shareholders. The expressions “in writing” and “signed” include approval by wireless or facsimile transmission.

5.1.5	The Shareholders may participate in a general meeting by means of a conference telephone or a video conference telephone or similar communications equipment by which all persons participating in the meeting are able to hear and be heard by all other participants without the need for a Shareholder to be in the physical presence of another Shareholder(s) and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The Shareholders participating in any such meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum under Clause 5.1.2 at all times during such meeting, all resolutions agreed by the Shareholders in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Shareholders duly convened and held. A meeting conducted by means of a conference telephone or a video conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Shareholders attending the meeting, provided that at least one of the Shareholders present at the meeting was at that place for the duration of the meeting.

6.	Transfer of Shares

6.1	Moratorium on Transfer

Notwithstanding anything contained in this Agreement or the Constitution but subject to Clauses 6.4 and Error! Reference source not found., each Shareholder agrees that it will not, without the prior written consent of all Significant Shareholders, transfer all or any part of the Shares held by it for the time being to any person within a period of three years after the date of this Agreement.

6.2	Restriction on Transfer

6.2.1	Subject to Clauses 6.1, 6.4 and 6.7, no Shareholder shall transfer all or any part of the Shares held by it or otherwise sell, dispose of or deal with all or any part of its interest in such Shares unless and until the rights of pre-emption conferred by this Clause 6.2 have been exhausted.

6.2.2	No Shareholder shall, without the prior written consent of the other Shareholders, create or have outstanding any Encumbrance or security interest on or over any Shares or any part of its interest in such Shares (otherwise than by a transfer of such Shares in accordance with this Agreement).

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6.2.3	Every Shareholder who desires to transfer any Share or Shares (the “Transferor”) shall give to the Company and the Shareholders other than the Transferor (the “Other Shareholders”) notice in writing of such desire (a “Transfer Notice”), which notice shall specify:

(i)	the number of Shares proposed to be sold and transferred (the “Sale Shares”);

(ii)	the price fixed by the Transferor for the sale of each such Sale Share (the “Transferor’s Price”); and

(iii)	the other terms and conditions of such sale (if any) (the “Prescribed Terms”).

6.2.4	Subject as hereinafter mentioned, a Transfer Notice shall constitute an offer by the Transferor for the sale of the Sale Shares to the Other Shareholders at the Transferor’s Price and on the Prescribed Terms (if any). Subject to Clause 6.2.7, a Transfer Notice shall not be revocable except with the sanction of the Board.

6.2.5	The Company shall forthwith by notice in writing inform the Other Shareholders of the number and price of the Sale Shares and invite the Other Shareholders to apply in writing to the Company within 21 days of the date of dispatch of the notice (which date shall be specified therein) for such maximum number of the Sale Shares (being all or any thereof) as it shall specify in such application.

6.2.6	If the Other Shareholders shall within the said period of 21 days apply for all or (except where the Transfer Notice provides otherwise) any of the Sale Shares, the Board shall allocate the Sale Shares (or so many of them as shall be applied for as aforesaid) to or amongst the applicants and in case of competition pro-rata (as nearly as possible) according to the Shareholding Percentages of the applicants provided that no applicant shall be obliged to take more than the maximum number of Sale Shares specified by it as aforesaid; and the Company shall forthwith:

(i)	give notice of such allocations (an “Allocation Notice”) to the Transferor and to the Other Shareholders to whom the Sale Shares have been allocated and shall specify in such Allocation Notice the place and time (being not earlier than 14 and not later than 28 days after the date of the Allocation Notice) at which the sale and purchase of the Sale Shares so allocated shall be completed; or

(ii)	if none of the Other Shareholders have applied for the Sale Shares, give notice of the same (a “Non-Allocation Notice”).

6.2.7	If a Non-Allocation Notice is given by the Company or if it is a condition specified in the Transfer Notice that all and not some only of the Sale Shares must be purchased and if the Other Shareholders do not, on a collective basis, apply to purchase all the Sale Shares, the Transferor shall, subject to Clause 6.2.9, be entitled to sell all the Sale Shares, in accordance with, and within the three-month period specified in, Clause 6.2.9.

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6.2.8	Subject to Clause 6.2.7, the Transferor shall be bound to transfer the Sale Shares comprised in an Allocation Notice to the purchasers named therein at the time and place therein specified by the delivery of duly executed transfer forms together with the relative share certificates in respect of such Sale Shares and, if required by the purchasers, the Stamp Duty Documents and, if it shall fail to do so, a person appointed by the Board shall be deemed to have been appointed attorney of the Transferor with full power to execute, complete and deliver, in the name and on behalf of the Transferor, transfers of the Sale Shares to the purchaser thereof against payment of the price to the Company. On payment of the price to the Company the purchaser shall be deemed to have obtained a good quittance for such payment and on execution and delivery of the transfer the purchaser shall be entitled to insist upon its name being entered in the Company’s electronic register of members kept and maintained by the Registrar of Companies as the holder by transfer of the Sale Shares. The Company shall forthwith pay the price into a separate bank account in the Company’s name and shall hold such price in trust for the Transferor.

6.2.9	During the three months following the date of the Allocation Notice or the date of the Non-Allocation Notice (as the case may be), the Transferor shall be at liberty to transfer any Sale Share not purchased by the Other Shareholders (or where Clause 6.2.7 applies, all of the Sale Shares) to any person (the “Buyer”) and at any price (not being less than the Transferor’s Price) and on terms not more favourable than the Prescribed Terms (if any) except that the Transferor may provide representations, warranties, covenants and indemnities customary for such transfer to the Buyer.

6.3	Tag-Along Right

6.3.1	In the event the Majority Shareholder (the “Selling Shareholder”), after having first complied with the provisions of Clause 6.2, proposes to transfer, in a single transaction or a series of related transactions, such Shares comprising more than 50 per cent. of the total issued share capital of the Company held by the Selling Shareholders to a transferee (“Tag-Along Purchaser”), the other Shareholders other than the Selling Shareholders (“Tag-Along Shareholders”) shall be entitled (but not obligated) to co-sell all or any part of the Shares then held by them to the Transferee within the period stated below and the Selling Shareholder shall procure the Tag-Along Purchaser to extend its purchase offer to include all of the Shares held by the Tag-Along Shareholders. Such purchase offer shall be made to the Tag- Along Shareholders on the same terms and conditions as those applicable to the Selling Shareholder, specifying the identity of the Transferee, the Shares that may be purchased, being all (or some) of the Shares of the Tag-Along Shareholders, the price per Share and other terms and conditions of sale (collectively, the “Tag-Along Offer”).

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6.3.2	Each Tag-Along Shareholders (if it so desires) may accept the Tag-Along Offer made to it by serving on the Tag-Along Purchaser (with a copy to the Selling Shareholder) notice in writing of its acceptance within 30 days of the date of the Tag-Along Offer specifying the number and class of Shares that he/it wishes to sell to the Tag-Along Purchaser and his/its bank account details.

6.3.3	If any Tag-Along Shareholder accepts the Tag-Along Offer within the said 30-day period, completion of the sale and purchase of the relevant number of Shares held by such Tag-Along Shareholder and completion of the sale and purchase of the relevant number of Shares held by the Selling Shareholder shall take place contemporaneously within 14 days following the expiry of the said 30-day period at the registered office of the Company.

6.4	Permitted Transfers

6.4.1	The restrictions on transfer of Shares contained in Clauses 6.1 and 6.2 shall not apply, and Clause 6.3 shall also not apply, in the case of a transfer of any or all of the Shares owned by a Shareholder to an affiliate of such Shareholder (each, a “Permitted Transferee”).

6.4.2	Following a transfer of Shares to a Permitted Transferee, the original transferring Shareholder (but not a subsequent transferor in a series of transfers to Permitted Transferees) shall remain party to this Agreement and shall be jointly and severally liable with the transferee under this Agreement as a Shareholder in respect of the transferred Shares.

6.4.3	Where not all of the Shares held by the original transferring Shareholder (but not a subsequent transferor in a series of transfers) are transferred:

(i)	the transferring Shareholder must be granted the exclusive right to exercise votes in respect of each Share transferred on behalf of the transferee;

(ii)	this Agreement and the Constitution shall apply as if the transferring Shareholder and the transferee are one Shareholder;

(iii)	all the rights of the transferee under this Agreement and the Constitution shall be exercised exclusively by the transferring Shareholder;

(iv)	any notice given by the transferring Shareholder under the Agreement or the Constitution shall be deemed to also be given by the transferee; and

(v)	any notice required to be given to the transferee shall be given also to the transferring Shareholder.

6.4.4	If however at any time after a transfer of Shares is effected by a Shareholder to its Permitted Transferee, such transferee ceases to be a Permitted Transferee of the transferring Shareholder, it shall be the duty of the transferring Shareholder and such transferee to notify the Board in writing that such event has occurred and both the transferring Shareholder and such transferee shall jointly and severally undertake to procure and ensure that all (and not some only) of the Shares held by such transferee are immediately transferred to the transferring Shareholder or another Permitted Transferee of the transferring Shareholder.

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6.5	Conditions of Transfers

Notwithstanding any of the provisions of this Agreement to the contrary, the Company shall not register any transfer of its Shares unless and until:

6.5.1	all stamp duties payable in respect of the transfer of the Shares have been paid;

6.5.2	where Shares are transferred to any transferee, such transferee (if not already party to this Agreement) executes and delivers to each of the other Parties a Deed of Ratification and Accession under which such transferee shall agree to be bound by and shall be entitled to the benefit of this Agreement as if an original party hereto in place of, or in addition to, the transferring Shareholder;

6.5.3	upon the delivery to the Company of such Deed of Ratification and Accession executed by such transferee and the registration of the Shares in the name of such transferee, such transferee shall be bound by and shall be entitled to the rights and benefits of this Agreement in respect of such Shares; and

6.5.4	the transferring Shareholder shall transfer to the transferee, and the transferee shall accept the transfer of, a proportion of the shareholders’ loan (if any) extended by the transferring Shareholder to the Company and owed to it as at the date of such Share transfer (the “Transferring Shareholder’s Loan”), equal to the proportion which the number of Sale Shares and the subject of such Share transfer shall bear to the aggregate number of Shares held by the transferring Shareholder immediately prior to such Share transfer. For the avoidance of doubt, the expression “transfer of the Transferring Shareholder’s Loan” and its variations read in the context of this Clause 6.5.4 means the novation of the Transferring Shareholder’s Loan by the transferring Shareholder, the transferee and the Company pursuant to which:

(i)	the transferee agrees with the transferring Shareholder and the Company to pay to the transferring Shareholder the aggregate amount of the Transferring Shareholder’s Loan and any applicable interest thereon outstanding to the transferring Shareholder at the date of the said novation;

(ii)	the Company agrees with the transferee and the transferring Shareholder to repay the Transferring Shareholder’s Loan aforementioned together with any applicable interest thereon to the transferee instead of the transferring Shareholder; and

(iii)	the transferring Shareholder shall release and discharge the Company from its obligations to repay the Transferring Shareholder’s Loan together with any applicable interest thereon to the transferring Shareholder.

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6.6	Call and Put Options

This entire Clause 6 shall not be applicable to any sale and transfer pursuant to the exercise of the Call Option by the Founders and exercise of the Put Option by the Investor under Clause 8. The exercise of any rights by any Shareholder pursuant to, or any sale and transfer of any Shares made in compliance with, this Clause 6 shall not in any way affect, prejudice or diminish the rights of the Founders and the Investor under Clause 8.

6.7	Void Transfers

Any transfer of Shares that is not made in substantial compliance with the provisions of this Clause 6 shall be null and void.

7.	Future Activities

7.1	Non-Competition

7.1.1	Each Shareholder shall not, and shall procure that its affiliates and associated companies (in respect of the Founders, including, without limitation, AE Computer Systems Pte Ltd) shall not (whether alone or jointly with another and whether directly or indirectly) for so long as it shall hold any Shares and for a period of twelve months from the date of transfer of the entirety of its Shares:

(i)	engage, be employed or be interested directly or indirectly in any business within the Restricted Territories which is similar to or competing with the Business or the business of any Group Company (other than as a holder of not more than 10 per cent. of the issued shares or debentures of any company listed on any stock exchange); or

(ii)	carry on for its own account either alone or in partnership or be concerned as a director in any company engaged or about to be engaged in any business within the Restricted Territories which is similar to or competing with the Business or the business of any Group Company; or

(iii)	assist with technical advice any person, firm or company engaged or about to be engaged in any business within the Restricted Territories which is similar to or competing with the Business or the business of any Group Company; or

(iv)	solicit in the Restricted Territories in competition with Business or the business of any Group Company the custom of any person, firm or company, who, at any time during the period it held any shares in the issued share capital of such Group Company, was a customer of such Group Company.

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For the purpose of this Clause 7.1, “Restricted Territories” means:

(a)	Singapore;

(b)	Malaysia; and

(c)	the United States of America.

7.2	Non-Solicitation

7.2.1	Each Shareholder shall not, and shall procure that its affiliates and associated companies (in respect of the Founders, including, without limitation, AE Computer Systems Pte Ltd) shall not (whether alone or jointly with another and whether directly or indirectly) for so long as it shall hold any Shares and for a period of twelve months from the date of transfer of the entirety of its Shares, solicit or contact with a view to the engagement or employment by any person, any employee or officer of any Group Company or any person who has been an employee or officer of any Group Company within the previous twelve-month period.

7.2.2	The Investor further undertakes it shall not, and shall procure that its affiliates and associated companies shall not, for so long as it shall hold any Shares and for a period of twelve months from the date of transfer of the entirety of its Shares, solicit or contract with a view to the engagement or employment by any person, the specified employees of AE Computer and VSA as set out in Part B of Schedule 4.

7.3	Severance: Each and every obligation under Clauses 7.1 and 7.2 shall be treated as a separate obligation and shall be severally enforceable as such. In the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this Clause 7 and any such deletion shall not affect the enforceability of all such parts of this Clause 7 as remain not so deleted.

7.4	Modifications to Restrictions: While each Shareholder acknowledges that the restrictions contained in Clauses 7.1 and 7.2 are reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly, it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

8.	Call and Put Options

8.1	Definitions. In this Clause, the following words shall have the following meanings respectively ascribed to them:

“Call Option” has the meaning ascribed to it in Clause 8.2.1;

“Exercise Date” has the meaning ascribed to it in Clause 8.3.1;

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“Exercise Notice” means: (i) in relation to the Call Option, the notice the form of which is set out in Part A of Appendix B; and (ii) in relation to the Put Option, the notice the form of which is set out in Part B of Appendix B;

“Options” means the Call Option and the Put Option;

“Option Period” means the period commencing on the third anniversary of the Completion Date (the “Option Start Date”), and ending on the date falling 30 days after the Option Start Date, both dates inclusive;

“Put Option” has the meaning ascribed to it in Clause 8.2.2;

“Relevant Shares” means 57,143 Ordinary Shares subscribed by the Investor pursuant to the Subscription Agreement; and in the event of any share split or share consolidation exercise undertaken by the Company, the consolidated Ordinary Shares or the split Ordinary Shares (as the case may be) deriving from the 57,143 Ordinary Shares subscribed by the Investor pursuant to the Subscription Agreement;

“Relevant Shares Sale Completion” has the meaning ascribed to it in Clause 8.4.1; and

“Relevant Shares Sale Price” means S$3,000,000, being the subscription price paid by the Investor for the Relevant Shares.

8.2	Grant of Option.

8.2.1	In consideration of S$1 the sufficiency and receipt of which are hereby acknowledged by the Investor, the Investor hereby grants the Founders a call option (the “Call Option”) pursuant to which the Founders shall have the right to require the Investor to sell all but not some of the Relevant Shares to them or any one of them at the Relevant Shares Sale Price during the Option Period.

8.2.2	In consideration of S$1 the sufficiency and receipt of which are hereby acknowledged by the Founders, the Founders hereby grant the Investor a put option (the “Put Option”) pursuant to which the Investor shall have the right to require the Founders or any one of them to buy all but not some of the Relevant Shares at the Relevant Shares Sale Price during the Option Period.

8.3	Relevant Shares Sale Procedure

8.3.1	Exercise Notice. During the Option Period, the grantee(s) of the Option may exercise the relevant Option by delivering the relevant Exercise Notice to the relevant grantor(s) of the Option. For the avoidance of doubt, the Option is deemed exercised when the relevant Exercise Notice is served or deemed served (whichever is earlier) on the relevant grantor of the Option in accordance with this Agreement, and the date on which the Option is exercised shall hereinafter be referred to as the “Exercise Date”.

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8.3.2	Receipt

(i)	Upon valid exercise of the Call Option by the Founders, the Investor and/or its Permitted Transferee (where applicable) shall sell to the Founders the Relevant Shares free from all Encumbrances and with all rights and advantages attaching thereto on and after the Exercise Date.

(ii)	Upon valid exercise of the Put Option by the Investor, the Founders, or any of the Founder to whom the Exercise Notice is served, shall purchase from the Investor and/or its Permitted Transferee (where applicable) the Relevant Shares free from all Encumbrances and with all rights and advantages attaching thereto on and after the Exercise Date.

8.3.3	Lapse of Option. The Call Option and the Put Option are exercisable during the Option Period, and shall lapse immediately at the expiry of the Option Period if such Option is not exercised by then.

8.4	Relevant Shares Sale Completion

8.4.1	Date and Place. Completion of the sale and purchase of the Relevant Shares (the “Relevant Shares Sale Completion”) pursuant to the exercise of the Call Option or the Put Option (as the case may be) shall take place at the Company’s office (or such other place as the Investor may designate in writing) on:

(i)	the date falling 30 days from the Exercise Date; or

(ii)	such other date as may be mutually agreed in writing between the Investor and the Founder(s).

8.4.2	Obligations of the Founder(s). On Relevant Shares Sale Completion, the Founder(s) shall pay to the Investor the consideration equal to the Relevant Shares Sale Price in cash by way of a cashier’s order or bankers’ draft drawn on a licensed bank in Singapore and made out in favour of the Investor or in such other manner as may be specified by the Investor. For the avoidance of doubt, the Founders’ obligations in this respect shall be joint and several.

8.4.3	Obligations of the Investor. On Relevant Shares Sale Completion, upon receipt of the Relevant Shares Price, the Investor shall deliver or make available to the Founder(s) a duly executed transfer form in respect of the Relevant Shares, specifying the Founders or any one of them as the transferee(s) of the Relevant Shares, completed and executed by the Investor and/or its Permitted Transferee (as the case may be) accompanied by the relevant share certificates.

8.4.4	Employment Contract. Unless otherwise agreed to by the Company and the Investor, the Employment Contract shall be automatically terminated upon the Relevant Shares Sale Completion provided that the Company shall pay Zhang Rong all the accrued but unpaid salaries and other payments required to be made under the Employment Contract up to the date of the Relevant Shares Sale Completion.

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8.5	Stamp Duty, Fees and Taxes. The Founder(s) shall bear the cost of all stamp duty and all registration and transfer taxes and duties or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of the transfer of the Relevant Shares pursuant to the exercise of the Call Option or the Put Option, and shall be responsible for arranging the payment of such stamp duty and all other such fees, taxes and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with the payment of such taxes and duties.

8.6	Joint and Several Liability. The Founders’ liabilities and obligations under this Clause 8 shall be joint and several.

8A.	Founders’ Undertaking

Each Founder undertakes to promptly assign to the Company (or a Group Company) all right, title and interest (to the greatest extent permitted by applicable law) throughout the world in and to any and all:

(i)	Intellectual Property Rights produced or developed by such Founder during the term of his employment by any Group Company or while he/she holds the office of a director, including but not limited to all patents, trademarks and domain rights, in which such Founder has, at the date of this Agreement or at any time in the future, any right, title or interest, directly or indirectly;

(ii)	any current or future discovery, design, database or other work (whether registrable or not and whether a copyright work or not) which is not an Invention (as defined below) and which the Founder creates or is involved in creating during the term of his employment by any Group Company or while he/she holds the office of a director or relating to or capable of being used in those aspects of the businesses of any Group Company in which he/she is involved (“Work”); and/or

(iii)	any invention (whether patentable or not within the meaning of the Patents Act, Chapter 221 of Singapore or other applicable legislation in any other country) relating to or capable of being used in the business of any Group Company (the “Invention”), and will act as a trustee for the Company or the Group Company in relation to all such Intellectual Property Rights, Work and/or Invention, and will at the request of the Investor, the Company or the Group Company do everything necessary to vest all right, title and interest in any such Intellectual Property Rights, Work and/or Invention and to defend its rights in those Intellectual Property Rights, Work and/or Invention and to secure appropriate protection anywhere in the world.

It is hereby acknowledged by the Investor that Goh Kian Hwa is a shareholder of Xenturion Technology Pte Ltd, a company engaged in the business of Block Chain, Cryptocurrency, BIG Data analytics, Business Intelligence and Artificial Intelligence. Nothing in this clause shall require either Founder to assign or procure the assignment of any Intellectual Property Rights in and to Block Chain, Cryptocurrency, BIG Data analytics, Business Intelligence and Artificial Intelligence-related technologies developed and/or owned by Xenturion Technology Pte Ltd to the Company or any Group Company.

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9.	Deadlock

9.1	Deadlock: In the event that:

9.1.1	in relation to any Reserved Matter, the approval of a Significant Shareholder for that Reserved Matter cannot be obtained after a period of 90 days or after three successive attempts, whichever is the earlier; or

9.1.2	a resolution of the Directors or the Shareholders for the transaction of any business of the Company cannot be obtained after a period of 90 days or after three successive attempts, whichever is the earlier; or

9.1.3	a general meeting of Shareholders or a meeting of the Directors cannot be convened because of the absence of the requisite quorum, after a period of 90 days or after three successive attempts, whichever is the earlier, a deadlock shall be deemed to arise and the Directors shall immediately upon the occurrence of any deadlock, refer the matter which is the subject of the approval under Clause 9.1.1, or the matter which was to have been discussed at the general meeting of Shareholders or the meeting of the Directors under Clause 9.1.2 or 9.1.3 (as the case may be) to the Chief Executive Officer or the most senior officer of each of the Shareholders (the “Officer”). Each Shareholder shall procure that its Officer shall negotiate in good faith with the other Officers with a view to resolution of such matter.

9.2	Resolution of Deadlock: Upon the resolution of such matter in accordance with Clause 9.1, the Directors shall be bound to give effect to the agreement reached between the Officers in respect of such matter.

10.	Warranties as to Authority

Each Party represents and warrants to the other Party that as at the date of this Agreement:

10.1.1	it has full power and authority to own its assets and to carry on its business as it is presently being conducted and it has full power and authority to enter into and perform the transactions contemplated by this Agreement;

10.1.2	this Agreement constitutes or shall, upon execution, constitute legal, valid and binding obligations on its part and enforceable against it in accordance with their respective terms, except as may be limited by laws affecting creditors’ rights generally or by general principles of equity; and

10.1.3	all authorisations necessary or advisable for or in connection with the execution, validity, performance or enforceability of this Agreement have been obtained by it and are in full force and effect.

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11.	General Obligations of Shareholders

Each Shareholder shall take all steps necessary on its part to give full effect to the provisions of this Agreement and to procure (so far as it is able by the exercise of voting rights or otherwise so to do) that the Company and the Directors shall perform and observe the provisions of this Agreement.

12.	Prevalence of Agreement

12.1	The Shareholders undertake to adopt the Amended Constitution at Completion.

12.2	In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of the Constitution, the provisions of this Agreement shall as between the Shareholders prevail and the Shareholders shall, so far as they are able, cause such necessary alterations to be made to the Constitution as are required to remove such conflict.

13.	Duration and Termination

13.1	Subject to the other provisions of this Agreement, this Agreement shall continue in full force and effect without limit in point of time until the earlier of:

13.1.1	the Shareholders agree in writing to terminate this Agreement; and

13.1.2	an effective resolution is passed or a binding order is made for the winding-up of the Company,

provided that this Agreement shall cease to have effect as regards any Shareholder who ceases to hold any Shares save for any of its provisions which are expressed to continue in force after termination (including under Clauses 7 and 14).

13.2	Termination of this Agreement shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant Shareholder prior to such termination.

14.	Confidentiality

14.1	Communications Confidential: All communications between the Company and the Shareholders or any of them and all information and other material supplied to or received by any of them from any one or more of the others which is either marked “confidential” or is by its nature intended to be exclusively for the knowledge of the recipient alone, or to be used by the recipient only for the benefit of the Company, any information concerning the business transactions or financial arrangements of the Company or of the Shareholders or any of them, or of any person with whom any of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient shall be kept confidential by the recipient and shall be used by the recipient solely and exclusively for the benefit of the Company unless:

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14.1.1	the disclosure or use is required by law, any regulatory body or any recognised stock exchange on which the shares of any Shareholder are listed (including where this is required as part of any actual or potential offering, placing and /or sale of securities of any Shareholder);

14.1.2	the disclosure or use is required to vest the full benefit of this Agreement in any Party;

14.1.3	the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is made to a Tax Authority in connection with the Tax Affairs of the disclosing Party;

14.1.4	the disclosure is made to professional advisers or actual or potential financiers of any Party on terms that such professional advisers or financiers undertake to comply with the provisions of Clause 14 in respect of such information as if they were a party to this Agreement;

14.1.5	the information becomes publicly available (other than by breach of this Agreement);

14.1.6	the disclosure is made on a confidential basis to potential purchasers of all or part of the disclosing Party’s Shares or to the professional advisers or financiers of such potential purchasers;

14.1.7	the Party whose information is to be disclosed or used has given prior written approval to the disclosure or use; or

14.1.8	the information is independently developed by the recipient,

provided that prior to disclosure or use of any information pursuant to Clauses 14.1.1, 14.1.2 or 14.1.3 except in the case of disclosure to a Tax Authority, the Party concerned shall promptly notify the other Party of such requirement with a view to providing that other Party with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

14.2	Shareholders’ Obligations: The Shareholders shall procure the observance of the abovementioned restrictions by the Company and shall take all reasonable steps to minimise the risk of disclosure of confidential information, by ensuring that only their employees and directors and professional advisers and those of the Company whose duties will require them to possess any of such information shall have access thereto, and that they shall be instructed to treat the same as confidential.

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14.3	Obligations to Continue: The obligations contained in this Clause 14 shall endure, even after the termination of this Agreement, without limit in point of time except and until any confidential information enters the public domain as set out above.

15.	Announcements

None of the Parties shall divulge to any third party (except to their respective professional advisers or their respective shareholders and to any stock exchange or other regulatory body or except as required by applicable law) any information regarding the existence or subject matter of this Agreement, or any other agreement referred to in, or executed in connection with, this Agreement, without the prior agreement of the other Parties.

16.	No Partnership

The relationship between the Shareholders shall not constitute a partnership. No Shareholder has the power or the right to bind, commit or pledge the credit of the other Shareholders or the Company.

17.	Indulgence, Waiver, etc.

No failure on the part of any Party to exercise and no delay on the part of any Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it.

18.	Costs

Each of the Parties shall bear its own legal and other professional costs and expenses incurred by it in the negotiation and preparation of this Agreement.

19.	Notices and General

19.1	Notices: All notices (including Exercise Notice), demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post (by air-mail if to or from an address outside Singapore) with recorded delivery, or by facsimile transmission or electronic mail addressed to the intended recipient thereof at its address or at its facsimile number or email address set out below (or to such other address or facsimile number or email address as a Party to this Agreement may from time to time duly notify the other). Any such notice, demand or communication shall be deemed to have been duly served (if delivered personally or given or made by facsimile or electronic mail) immediately or (if given or made by letter) 48 hours after posting or (if made or given to or from an address outside Singapore) ten days after posting and in proving the same it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed as a prepaid registered letter or that the facsimile transmission was properly addressed and despatched. The addresses and facsimile numbers and email address of the Parties for the purpose of this Agreement are:

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The Existing Shareholders

The Founders

Address: 1 Jalan Malu Malu S(769692)

Attention: Goh Kian Hwa, Lung Lay Hua

Facsimile No.: N.A.

Email: alex.goh@msc-consulting.com.sg, esther.lung@msc-consulting.com.sg

Yap Wil Kiat

Address: 29 Fernvale Close, #18-20 Rivertrees Residences, S 797464

Attention: Yap Wil Kiat

Facsimile No.: N.A.

Email: ryan.yap@msc-consulting.com.sg

Chew Kim Chwee

Address: 24 Upper Serangoon Crescent #02-59, S534024

Attention: Chew Kim Chwee

Facsimile No.: N.A.

Email: casey.chew@msc-consulting.com.sg

The Investor

Address: 50 Raffles Place, #34-04 Singapore Land Tower, Singapore 048623

Attention: Hudson River Pte. Ltd. (Attention: Mr. Zhang Rong)

Facsimile No.: N.A.

Email: zrtimesg@yahoo.com

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The Company

Address:	1 Yishun Industrial Street 1
#04-27/28 A’Posh Bizhub
Singapore 768160

Attention:	Goh Kian Hwa / Lung Lay Hua
Facsimile	No.: 6741 1102

Email:	alex.goh@msc-consulting.com.sg / esther.lung@msc-consulting.com.sg

19.2	Remedies: No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other available remedies.

19.3	Severance: If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and it shall in no way affect or prejudice the enforceability of the remainder of such provision or the other provisions of this Agreement.

19.4	Counterparts: This Agreement may be signed in any number of counterparts and by the Parties on separate counterparts, each of which, when so executed, shall be an original, but all counterparts shall together constitute one and the same document. Signatures may be exchanged by fax or e-mail, with original signatures to follow. Each Party agrees to be bound by its own fax or electronic signature and that it accepts the fax or electronic signature of the other Parties.

19.5	Governing Law and Arbitration

19.5.1	This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

19.5.2	Any dispute arising out of or in connection with this Agreement, including any question as to the validity, existence or termination of this Agreement and/or this Clause 19.5.2, shall be resolved by arbitration in seat in Singapore conducted in English by a single arbitrator pursuant to the rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause.

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Schedule 1

The Shareholders

(1)	(2)	(3)	(4)	(5)
Name of Shareholder	Number of and class of Shares held as at the date hereof	Shareholding Percentage as at the date hereof	Number of and class of Shares held as at Completion	Shareholding Percentage as at Completion

PART A

The Existing Shareholders

Lung Lay Hua	64,667 Ordinary Shares	48.5 per cent.	64,667 Ordinary Shares	33.95 per cent.
Goh Kian Hwa	61,666 Ordinary Shares	46.25 per cent.	61,666 Ordinary Shares	32.375 per cent.
Chew Kim Chwee	5,000 Ordinary Shares	3.75 per cent.	5,000 Ordinary Shares	2.625 per cent.
Yap Wil Kiat	2,000 Ordinary Shares	1.5 per cent.	2,000 Ordinary Shares	1.05 per cent.

PART B

The Investor

Hudson River Pte. Ltd.	-	-	57,143 Ordinary Shares	30 per cent.
Total	133,333 Ordinary Shares	100 per cent.	190,476 Ordinary Shares	100 per cent.

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Schedule 2

Reserved Matters

1.	Any change in the nature and/or scope of the business of the any Group Company.

2.	The dissolution, liquidation, or winding-up of any Group Company.

3.	Any amendment to the constitution of any Group Company.

4.	Any increase in the share capital of any Group Company or the issue or grant of any option over the unissued share capital of any Group Company or the issue of any shares or any new class of shares in the capital of any Group Company or the issuing of any convertible securities (including any indebtedness or loan convertible into shares) by any Group Company.

5.	Any repurchase, cancellation or redemption of any Group Company’s share capital or any reduction, consolidation, subdivision or reclassification or other alteration of its capital structure.

6.	The exercise of the borrowing powers of any Group Company, other than borrowings approved in the annual budget in accordance with paragraph 19 below.

7.	The creation of any mortgage, charge or other encumbrance over any Group Company’s property.

8.	Any Group Company entering into, or varying, or waiving any breach of, or discharge of any liability under, or terminating, any contract or arrangement (whether legally binding or not) with any of its related corporations.

9.	The declaration or payment of any dividends or other distribution of profits of any Group Company (whether in cash or in specie).

10.	Any amalgamation or reconstruction of any Group Company, or any merger of any Group Company with any corporation, firm or other body.

11.	Any disposal or the acquisition of, or investment in, any undertaking, assets (including, without limitation, copyright, trademarks, service marks, patents or other intellectual property rights and any interest in any land or real property) or shares or other equity interests by any Group Company.

12.	The commencement, defence or settlement by any Group Company of any litigation, arbitration or administrative proceedings other than as plaintiff in the collection of debts arising in the ordinary course of business.

13.	The appointment or removal of, or change in, the auditors of any Group Company.

14.	The grant by any Group Company of any power of attorney the subject matter of which is connected in any way to a Reserved Matter.

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15.	The establishment of any committee of the board of directors of any Group Company, and delegation of any powers of the board of directors to any such committee.

16.	Any public offering or listing or quotation of the shares or other equity of any Group Company on any stock exchange (“IPO”).

17.	The provision of any credit, or the making of any loan (including any loans to the Shareholders’) or advance to, or for, any person, company or body, which when aggregated with such lendings by any Group Company in the same financial year, other than: (i) by way of deposit of moneys with a bank or other financial institution; and (ii) provision of loan by any Group Company to its employee provided that the loan extended to such employee, whether in a single transaction or when aggregated with other outstanding loan owing by such employee to the Group Company at the relevant time, shall not S$20,000.

18.	The exercise of the any Group Company’s powers to provide guarantees or indemnities.

19.	The approval of the annual budget (including any amendments, modifications, addendum or additions thereto) of the Group.

20.	The approval of the audited financial statements (including any amendments, modifications, addendum or additions thereto) of any Group Company.

21.	The incurring by any Group Company of any capital expenditure (including the acquisition of any undertaking or asset whether under lease or hire purchase or otherwise) other than capital expenditure approved in the annual budget in accordance with paragraph 19 above.

22.	The appointment of or any subsequent change in the key or senior personnel of any Group Company. Key or senior personnel shall mean any employee of the Group Company earning a monthly remuneration of at least S$8,000.

23.	The approval of the remuneration (including salary, allowances and benefits) of the directors and/or key or senior personnel of any Group Company.

24.	Entry of, amending, terminating or decisions relating to any related party transactions, which include, amongst others, contracts or arrangements between any Group Company with any shareholders of any Group Company, including the Founders, and their affiliates (other than an intra-group transaction). For the avoidance of doubt, any amendment to the VSA Licence Agreement (as defined in the Subscription Agreement) shall be regarded as a related party transaction for the purpose of this Schedule 2.

25.	Appointing or removing or amending the terms of the engagement of the Founders or any of their affiliates.

26.	Amendment to the terms of, or repayment of, or conversion into shares of, any Shareholders’ Loan.

27.	The amendment or termination of the Employment Contract by the Company.

28.	The establishment of any branch or representative office of any Group Company, or the entry by any Group Company into any partnership or joint venture or co-operation agreement with any other party.

29.	The adoption of, or any significant change in, the accounting policies of any Group Company, other than as required by law or accounting policies generally accepted in Singapore from time to time.

30.	The adoption of any employee stock option scheme or any other employees’ incentive scheme (collectively “ESOS”), and the grant of the options or any other incentive under the ESOS.

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Schedule 3

Agreed Form of Amended Constitution

As attached

32

THE COMPANIES ACT, CAP. 50

REPUBLIC OF SINGAPORE

PRIVATE COMPANY LIMITED BY SHARES

CONSTITUTION

OF

MSC CONSULTING (S) PTE. LTD.

Reprinted and incorporating amendments pursuant to the special resolution passed by members on [●]

Incorporated on 16 JUN 2003

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Company No. 200305559E

NOTICE OF INCORPORATION

This is to confirm that MSC CONSULTING (S) PTE. LTD. is incorporated under the Companies Act (Cap.50), on and from 16/06/2003 and that the Company is a LIMITED EXEMPT PRIVATE COMPANY.

Registry of Companies And Businesses 10 Anson Road

#05-01/15 International Plaza

Singapore 079903

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THE COMPANIES ACT, (CAP.50)

LIMITED EXEMPT PRIVATE COMPANY

CONSTITUTION OF

MSC CONSULTING (S) PTE. LTD.

Interpretation

1.	In these Regulations –

“Act” means the Companies Act;

“seal” means the common seal of the company;

“secretary” means any person appointed to perform the duties of a secretary of the company;

“expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form;

words or expressions contained in these Regulations shall be interpreted in accordance with the provisions of the Interpretation Act, and of the Act as in force at the date at which these Regulations become binding on the company.

Name

1A.	The name of the company is MSC CONSULTING (S) PTE. LTD.

Registered Office

1B.	The Registered Office of the Company will be situated in the Republic of Singapore.

Objects

1C.	The objects for which the Company is established are:-

Powers

(a)	To carry on any other business which may seem to the company capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render profitable any of the company’s property or rights.

(b)	To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the company is authorised to carry on, or possessed of property suitable for the purposes of the company.

(c)	To apply for, purchase, or otherwise acquire any patents, patent rights, copyrights, trade marks, formulas, licences, concessions, and the like, conferring any exclusive or non- exclusive or limited right to use, or any secret or other information as to, any invention which may seem capable of being used for any of the purposes of the company, or the acquisition of which may seem calculated directly or indirectly to benefit the company; and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account, the property, rights, or information so acquired.

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(d)	To amalgamate or enter into partnership or into any arrangement for sharing of profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the company is authorised to carry on or engage In, or any business or transaction capable of being conducted so as directly or indirectly to benefit the company.

(e)	To take, or otherwise acquire, and hold, shares, debentures, or other securities of any other company.

(f)	To enter into any arrangements with any government or authority, supreme, municipal, local, or otherwise, that may seem conducive to the company’s objects, or any of them; and to obtain from any such government or authority any rights, privileges, and concessions which the company may think it desirable to obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges, and concessions.

(g)	To establish and support or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees or directors or past employees or directors of the company or of its predecessors in business, or the dependants or connections of any such persons; and to grant pensions and allowances, and to make payments towards insurance; and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general, or useful object.

(h)	To promote any other company or companies for the purpose of acquiring or taking over all or any of the property, rights, and liabilities of the company, or for any other purpose which may seem directly or indirectly calculated to benefit the company.

(i)	To purchase, take on lease or in exchange, hire, or otherwise acquire any movable or immovable property and any rights or privileges which the company may think necessary or convenient for the purposes of its business, and in particular any land, buildings, easements, machinery, plant, and stock in trade.

(j)	To construct, Improve, maintain, develop, work, manage, carry out, or control any buildings, works, factories, mills, roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, water-courses, wharves, warehouses, electric works, shops, stores, and other works and conveniences which may seem calculated directly or indirectly to advance the company’s interests; and to contribute to, subsidise, or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, carrying out, or control thereof.

(k)	To invest and deal with the money of the company not Immediately required in such manner as may from time to time be thought fit.

(l)	To lend and advance money or give credit to any person or company; to guarantee and give guarantees or indemnities for the payment of money or the performance of contracts or obligations by any person or company; to secure or undertake in any way the repayment of moneys lent or advanced to or the liabilities incurred by any person or company; and otherwise to assist any person or company.

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(m)	To borrow or raise or secure the payment of money in such manner as the company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other engagement incurred or to be entered into by the company in any way and in particular by the Issue of debentures perpetual or otherwise, charged upon all or any of the company’s property (both present and future), including its uncalled capital; and to purchase, redeem, or pay off any such securities.

(n)	To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the company’s capital or any debentures, or other securities of the company, or in or about the organisation, formation, or promotion of the company or the conduct of its business.

(o)	To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, and other negotiable or transferable instruments.

(p)	To sell or dispose of the undertaking of the company or any part thereof for such consideration as the company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of the company.

(q)	To adopt such means of making known and advertising the business and products of the company as may seem expedient.

(r)	To apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase, or otherwise, and to exercise, carry out, and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, which any government or authority, or any corporation or other public body may be empowered to grant; and to pay for, aid in, and contribute towards carrying the same Into effect; and to appropriate any of the company’s shares, debentures, or other securities and assets to defray the necessary costs, charges, and expenses thereof.

(s)	To apply for, promote, and obtain any statute, order, regulation, or other authorisation or enactment which may seem calculated directly or indirectly to benefit the company; and to oppose any bills, proceedings, or applications which may seem calculated directly or indirectly to prejudice the company’s interests.

(t)	To procure the company to be registered or recognised in any country or place outside Singapore.

(u)	To sell, improve, manage, develop, exchange, lease, dispose of, turn to account, or otherwise deal with all or any part of the property and rights of the company.

(v)	To issue and allot fully or partly paid shares in the capital of the company in payment or part payment of any movable or immovable property purchased or otherwise acquired by the company or any services rendered to the company.

(w)	To distribute any of the property of the company among the members in kind or otherwise but so that no distribution amounting to a reduction of capital shall be made without the sanction required by law.

(x)	To take or hold mortgages, liens, and charges to secure payment of the purchase price, or any unpaid balance of the purchase price, of any part of the company’s property of whatsoever kind sold by the company, or any money due to the company from purchasers and others.

(y)	To carry out all or any of the objects of the company and do all or any of the above things in any part of the world and either as principal, agent, contractor, or trustee, or otherwise, and by or through trustees or agents or otherwise, and either alone or in conjunction with others.

(z)	To do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

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Liability of Members

1D.	The liability of the members is limited.

Share capital and variation of rights

2.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act, these Regulations and such requirements and restrictions as all members and the Company may have agreed to in writing, shares in the company may be issued by the directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the directors, subject to any ordinary resolution of the company, determine.

3.	Subject to the Act, these Regulations and such requirements and restrictions as all members and the Company may have agreed to in writing, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the company are liable, to be redeemed.

4.	If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied with the consent in writing of the holders of 75% of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Regulations relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll. To every such special resolution section 184 shall with such adaptations as are necessary apply.

5.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

6.	The company may exercise the powers of paying commissions conferred by the Act, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and the commission shall not exceed the rate of 10% of the price at which the shares in respect whereof the same is paid are Issued or an amount equal to 100/0 of that price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The company may also on any Issue of shares pay such brokerage as may be lawful.

7.	Except as required by law, no person shall be recognised by the company as holding any share upon any trust, and the company shall not be bound by or be compelled In any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or unit of a share or (except only as by these Regulations or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

8.	Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the seal of the company in accordance with the Act but in respect of a share or shares held jointly by several persons the company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

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Lien

9.	The company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share, and the company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single person for all money presently payable by him or his estate to the company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company’s lien, if any, on a share shall extend to all dividends payable thereon.

10.	The company may sell, In such manner as the directors think fit, any shares on which the company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

11.	To give effect to any such sale the directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

12.	The proceeds of the sale shall be received by the company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on shares

13.	The directors may from time to time make calls upon the members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed 25% of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares, A call may be revoked or postponed as the directors may determine.

14.	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

15.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

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16.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 8% per annum as the directors may determine, but the directors shall be at liberty to waive payment of that interest wholly or in part.

17.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Regulations be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Regulations as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

18.	The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

19.	The directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advanced may (until the same would, but for the advance, become payable) pay interest at such rate not exceeding (unless the company in general meeting shall otherwise direct) 8% per annum as may be agreed upon between the directors and the member paying the sum In advance.

Transfer of shares

20.	Subject to these Regulations and such requirements and restrictions as all members and the Company may have agreed to in writing, any member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other -orm which the directors may approve. The instrument shall be executed by or on behalf of the transferor and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect thereof.

21.	The instrument of transfer must be left for registration at the registered office of the company together with such fee, not exceeding $1 as the directors from time to time may require, accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, and thereupon the company shall subject to the powers vested in the directors by these Regulations register the transferee as a shareholder and retain the instrument of transfer.

22.	The directors may decline to register any transfer of shares, not being fully paid shares to a person of whom they do not approve and may also decline to register any transfer of shares on which the company has a lien.

23.	The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine not exceeding in the whole 30 days in any year.

23A.	Unless otherwise agreed in writing between all members and the Company, no shares may be transferred by a member to any person unless and until such shares shall have first been offered to the other members in accordance with the procedure as the Company and all members may have agreed to in writing.

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Transmission of shares

24.	In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

25.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.

26.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions, and provisions of these Regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

27.	Where the registered holder of any share dies or becomes bankrupt his personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of these Regulations, be deemed to be joint holders of the share.

Forfeiture of shares

28.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

29.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

30.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

31.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

32.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the company all money which, at the date of forfeiture, was payable by him to the company in respect of the shares (together with interest at the rate of 8% per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of such interest), but his liability shall cease if and when the company receives payment in full of all such money in respect of the shares.

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33.	A statutory declaration in writing that the declarant is a director or the secretary of the company, and that a share in the company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

34.	The company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share Is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or disposal of the share.

35.	The provisions of these Regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Conversion of shares into stock

36.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the company may by ordinary resolution passed at a general meeting convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination.

37.	The holders of stock may subject to such requirements and restrictions as all members and the Company may have agreed to in writing transfer the same or any part thereof in the same manner and subject to the same regulations as and subject t which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

38.	The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends voting at meetings of the company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

39.	Such of the regulations of the company and requirements and restrictions as all members and the Company may have agreed to in writing as re applicable to paid-up shares shall apply to stock, and the words share and shareholder therein shall include stock and stockholder.

Alteration of capital

40.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the company may from time to time by ordinary resolution -

(a)	increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

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(c)	subdivide its shares or any of them into shares of smaller amount than is fixed by the memorandum; so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was the case of the share from which the reduced share is derived;

(d)	cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

41.	Unless otherwise agreed to in writing by all members and the Company, all new shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled, in accordance with such procedure as may be agreed to in writing by all members and the Company.

42.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorized, and consent required by law.

General meeting

43.	An annual general meeting of the company shall be held in accordance with the provisions of the Act. All general meetings other than the annual general meetings shall be called extraordinary general meetings.

44.	Any director may, whenever he thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall be convened on such requisition or in default may be convened by such requisitionists as provided by the Act.

45.	Subject to the provisions of the Act relating to special resolutions and agreements for shorter notice, 14 days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and in case of special business the general nature of that business shall be given to such persons as are entitled to receive such notices from the company.

46.	All business shall be special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance-sheets, and the report of the directors and auditors, the election of directors in the place of those retiring, and the appointment and fixing of the remuneration of the auditors.

Proceedings at general meetings

47.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Unless otherwise agreed to in writing between the Company and all members, two members present in person shall form a quorum. For the purposes of this regulation member includes a person attending as a proxy or as representing a corporation which is a member.

48.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the directors may determine.

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49.	The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the company, or if there is no such chairman, or if he is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

50.	The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

51.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded –

(a)	by the chairman;

(b)	by at least 3 members present in person or by proxy;

(c)	by any member or members present in person or by proxy and representing not less than 10% of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding shares In the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

52.	If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded, but a poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

53.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

54.	Subject to any rights or restrictions for the time being attached to asp class or classes of shares, at meetings of members or classes of members, each member entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is a member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly authorised representative shall have one vote for each share he holds.

55.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

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56.	A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote, whether on a show of hands or on a poll, by his committee or by such other person as properly has the management of his estate, and any such committee or other person may vote by proxy or attorney.

57.	No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the company have been paid.

58.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid tor all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

59.	The instrument appointing a proxy shall be in writing, in the common or usual form, under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a member of the company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

60.	Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

I/We, of being a member/members of the abovenamed company, hereby appoint, ______________________________________of ______________________________, or failing him, __________________________of _________________________, as my/our proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the case may be] general meeting of the company, to be held on the ________________day of ____________________19______, and at any adjournment thereof.

Signed this ____________day of ______________________19 ________.

This form is to be used	*in favour of	the resolution.
against

*Strike out whichever is not desired. [Unless otherwise instructed, the proxy may vote as he thinks fit.]

61.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the comp any, or at such other place in Singapore as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

62.	A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

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Directors: Appointment, etc.

63.	[Deleted]

64.	[Deleted]

65.	[Deleted]

66.	[Deleted]

67.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the company may from time to time by ordinary resolution passed at a general meeting increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to go out of office.

68.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these Regulations. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at that meeting.

69.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the company may by ordinary resolution remove any director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.

70.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the remuneration of the directors shall from time to time be determined by the company in general meeting. That remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel, and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company or in connection with the business of the company.

71.	[Deleted]

72.	The office of director shall become vacant if the director -

(a)	ceases to be a director by virtue of the Act;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	becomes prohibited from being a director by reason of any order made under the Act;

(d)	becomes disqualified from being a director by virtue of his disqualification or removal or the revocation of his appointment as a director, as the case may be, under the provisions of the Act and any other written law in Singapore;

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(e)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

(f)	subject to section 145, resigns his office by notice in writing to the company;

(g)	for more than 6 months is absent without permission of the directors from meetings of the directors held during that period;

(h)	without consent of the company in general meeting, holds any other office of profit under the company except that of managing director or manager; or

(i)	is directly or indirectly interested in any contract or proposed contract with the company and fails to declare the nature of his interest in manner required by the Act.

Powers and duties of directors

73.	The business of the company shall be managed by the directors who may pay all expenses incurred in promoting and registering the company, and may exercise all such powers of the company as are not, by the Act or by these Regulations or by agreement in writing between the Company and all members, required to be exercised by the company in general meeting, subject, nevertheless, to any of these Regulations, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid Regulations or provisions, as may be prescribed by the company in general meeting; but no regulation made by the company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made.

74.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the company or of any third party.

75.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the directors may exercise all the powers of the company in relation to any official seal for use outside Singapore and in relation to branch registers.

76.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the directors under these Regulations) and for such period and subject to such conditions as they may think fit, and any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities, and discretions vested in him.

77.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any two directors or in such other manner as the directors from time to time determine.

78.	The directors shall cause minutes to be made –

(a)	of all appointments of officers to be engaged in the management of the company’s affairs;

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(b)	of names of directors present at all meetings of the company and of the directors; and

(c)	of all proceedings at all meetings of the company and of the directors.

Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

Proceedings of directors

79.	The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. A director may at any time and the secretary shall on the requisition of a director summon a meeting of the directors.

80.	Subject to these Regulations and unless otherwise agreed to between the Company and all members, questions arising at any meeting of directors shall be decided by a majority of votes and a determination by a majority of directors shall for all purposes be deemed a determination of the directors. In case of an equality of votes the chairman of the meeting shall not have a second or casting vote.

81.	A director shall not vote in respect of any contract or proposed contract with the company in which he is interested, or any matter arising thereout, and if he does so vote, his vote shall not be counted.

82.	Any director may appoint any person, whether a member of the company or not, to be an alternate or substitute director in his place during such period as he thinks fit. Any person while he so holds office as an alternate or substitute director shall be entitled to notice of meetings of the directors and to attend and vote thereat accordingly, and to exercise all the powers of the appointor in his place. An alternate or substitute director shall not require any share qualification, and shall ipso facto vacate office if the appointor vacates office as a director or removes the appointee from office. Any appointment or removal under this regulation shall be effected by notice in writing under the hand of the director making the same.

83.	Unless otherwise agreed to in writing between the Company and all members, the quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be two.

84.	The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the company, but for no other purpose.

85.	The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

86.	The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

87.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

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88.	A committee may meet and adjourn as it thinks proper. Unless otherwise agreed to in writing between the Company and all members, questions arising at any meeting shalt be determined by a majority of votes of the members present, and in the case an equality of votes the chairman shall not have a second or casting vote.

89.	All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

90.	A resolution in writing, signed by all the directors for the time being entitled to receive notice of a meeting of the directors, shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more directors.

Managing directors

91.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. Such appointment shall be automatically determined if the director so appointed ceases from any cause to be a director.

92.	A managing director shall, subject to the terms of any agreement entered into any particular case, receive such remuneration, whether by way of salary, commission, or participation in profits, or partly in one way and partly in another, as the directors may determine in accordance with such requirements and restrictions as all members and the Company may have agreed to in writing.

93.	The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

94.	The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorised by the directors in that behalf, and every instrument to which the seal is affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose.

Secretary

95.	The secretary shall in accordance with the Act be appointed by the directors for such term, at such remuneration, and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

Seal

96.	The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors in that behalf, and every instrument to which the seal is affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose.

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Accounts

97.	The directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or paper of the company except as conferred by statute or authorized by the directors or by the company in general meeting or by any other agreement in writing between all members and the Company.

Dividends and reserves

98.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

99.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

100.	No dividend shall be paid otherwise than out of profits or shall bear interest against the company.

101.	The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the company or be invested in such investments (other than shares in the company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

102.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

103.	The directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the company on account of calls or otherwise in relation to the shares of the company.

104.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

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105.	Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

Capitalisation of profits

106.	Subject to such requirements and restrictions as all members and the Company may have agreed to in writing, the company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the company to be allotted, distributed and credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution. A share premium account and a capital redemption reserve may, for the purposes of this regulation, be applied only in the paying up of unissued shares to be issued to members of the company as fully paid bonus shares.

107.	Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or, as the case may require, for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Notices

108.	A notice may be given by the company to any member either personally or by sending it by post to him at his registered address, or, if he has no registered address in Singapore, to the address, if any, in Singapore supplied by him to the company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

109.	A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

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110.	A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, in Singapore supplied for the purpose by the persons claiming to be so entitled, or, until such an address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

111.	(1) Notice of every general meeting shall be given in any manner hereinbefore authorized to -

(a)	every member;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a member who, for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c)	the auditor for the time being of the company.

(2) No other person shall be entitled to receive notices of general meetings.

112.	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the company, divide amongst the members in kind the whole or any part of the assets of the company, whether they consist of property of the same kind or not, and may for that purpose set such value as he considers fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity

113.	Every director, managing director, agent, auditor, secretary, and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.

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Schedule 4

Specified employees

Part A (Specified employees of AE Computer and VSA which the Company may employ pursuant to Clause 3.7.2)

AE Computer

Lim Poh Choo

Ang Khee Tin

Lew Sing Wan

VSA

Tay Rui Qi

Chiang Siew Cheng

Part B (Specified employees of AE Computer and VSA subject to the non-solicit and employment clause set out in Clause 7.2.2)

AE Computer

Lim Poh Choo

Ang Khee Tin

Lew Sing Wan

VSA

Tay Rui Qi

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Appendix A

Deed of Ratification and Accession

This Deed of Ratification and Accession is made and issued on [●] by [●] (the “Transferee”), a company incorporated in [●] with its registered office at [●] in favour of and for the benefit of each and all of the following (other than the Transferor (as herein defined)):

(1)	the parties to the Shareholders’ Agreement dated [●] (the “Shareholders’ Agreement”) made between [●] and [●] in relation to MSC Consulting (S) Pte. Ltd.(the “Company”); and

(2)	all persons and corporations who are or subsequently become shareholders of the Company.

Whereas:

(A)	The parties to the Shareholders’ Agreement have agreed thereunder to regulate the affairs of the Company and to carry out the Business (as defined therein).

(B)	The Transferee is the transferee of [state the number of shares] shares (the “Transferred Shares”) in the issued capital of the Company by virtue of the instrument(s) of transfer in respect thereof executed by [state the name of the Transferor] (the “Transferor”, and the instrument(s) of transfer, the “Share Transfers”).

(C)	By the terms of the Shareholders’ Agreement, it is a condition precedent to the registration of the Transferred Shares in the name of the Transferee that the Transferee executes this Deed.

Now this Deed Witnesses as follows:

1.	In this Deed, all references to the “Shareholders’ Agreement” means the Shareholders’ Agreement referred to in sub-paragraph (1) above and includes all amendments, additions and variations thereto agreed between the parties thereto as contained or evidenced by the following documents:

[state the documents, if any]

2.	The Transferee hereby covenants and agrees with each of the parties, persons and corporations in whose favour and for whose benefit this Deed is executed:

2.1	that in consideration of and upon the lodgement of the Share Transfers with the Registrar of Companies, the Transferee will as from the date of the registration of the Transferee as holder of the Transferred Shares in the Company’s electronic register of members kept and maintained by the Registrar of Companies, be bound by, and be entitled to the benefit of, all the terms and conditions of the Shareholders’ Agreement which are applicable to it as a Shareholder (as defined in the Shareholders’ Agreement) in all respects as if it had been a party thereto; and

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2.2	that this Deed is enforceable against the Transferee by any of the parties, persons and corporations in whose favour and for whose benefit this Deed is executed.

3.	For the purpose of Clause 19.1 of the Shareholders’ Agreement, the address and facsimile number of the Transferee is:

Address	:	[●]

Attention	:	[●]

Facsimile No.	:	[●]

4.	Save as may be expressly provided in the Shareholders’ Agreement, nothing in this Deed shall operate to release or discharge the Transferor from any of the Transferor’s obligations and liabilities under the Shareholders’ Agreement.

5.	This Deed shall be governed by, and construed in accordance with, the laws of Singapore.

In Witness Whereof this Deed has been entered into on the date stated at the beginning.

The Transferee

The Common Seal of

[●]

was hereunto affixed in the presence of:

Director

Director/Secretary

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Appendix B

Form of Exercise Notice

Part A – Call Option

Date:

To	:	Hudson River Pte. Ltd. [address]

From	:	The Founders [address]

Exercise of Call Option

We refer to the Shareholders’ Agreement (the “Shareholders’ Agreement”) dated [●] made between you, us, the other Existing Shareholders and MSC Consulting (S) Pte. Ltd. (the “Company”).

Terms defined in the Shareholders’ Agreement have the same meaning herein.

We hereby give you notice that we require you and your affiliates to sell to us in accordance with the terms and conditions of the Call Option, the Relevant Shares at the Relevant Shares Sale Price (being S$3,000,000), such sale to be completed on the date specified in [Clause [8.4.1]] of the Shareholders’ Agreement. We hereby designate [insert name of the Founders or any one of the Founder] as the transferee(s) of the Relevant Shares.

Yours faithfully

The Founders

Founder 1		Founder 2

By	:	By	:

Name	:	Name	:

56

Part B – Put Option

Date:

To	:	[insert name/address of the Founders or any one of the Founders]

From	:	Hudson River Pte. Ltd.

[address]

Exercise of Put Option

We refer to the Shareholders’ Agreement (the “Shareholders’ Agreement”) dated [●] made between you, the other Existing Shareholders, Hudson River Pte. Ltd. and MSC Consulting (S) Pte. Ltd. (the “Company”).

Terms defined in the Shareholders’ Agreement have the same meaning herein.

We hereby give you notice that we require you to purchase from me [and my affiliates] in accordance with the terms and conditions of the Put Option, the Relevant Shares at the Relevant Shares Sale Price (being S$3,000,000), such purchase to be completed on the date specified in [Clause [8.4.1]] of the Shareholders’ Agreement.

[Please pay the Relevant Shares Sale Price (being S$3,000,000) by way of a cashier’s order or bankers’ draft drawn on a licensed bank in Singapore and made out in favour of [insert name].]/ [insert other payment instruction]

Yours faithfully

For and on behalf of

Hudson River Pte. Ltd.

By	:

Name	:

57

In witness whereof this Agreement has been entered into as a Deed on the date stated at the beginning.

The Existing Shareholders

SIGNED SEALED and DELIVERED by

Lung Lay Hua
(NRIC No.: S6944642F)

in the presence of:

____
Witness' signature

Name: Toh Puay Yong

Address: 59 Tampines Central 7, #09-17, S'pore 528594

Occupation: Accountant

NRIC / Passport No.: S1695529I

SIGNED SEALED and DELIVERED by

Goh Kian Hwa
(NRIC No.: S6831467D)

in the presence of:

Witness' signature

Name: Toh Puay Yong

Address: 59 Tampines Central 7, #09-17, S'pore 528594

Occupation: Accountant

NRIC/Passport No.: S1695529I

SIGNED SEALED and DELIVERED by

Chew Kim Chwee
(NRIC No.: S1744164G)

in the presence of:

Witness' signature

Name: Chong Zhuo Chen

Address: One Marina Boulevard #28-00 Singapore 018989

Occupation: Senior Foreign Associate

NRIC/Passport No.: S8775281Z

SIGNED SEALED and DELIVERED by

Yap Wil Kiat
(NRIC No.: S7412405D)

in the presence of:

____
Witness' signature

Name: Toh Puay Yong

Address: 59 Tampines Central 7, #09-17, S'pore 528594

Occupation: Accountant

NRIC/Passport No.: S1695529I

The Investor

Executed and delivered as a deed by

Zhang Rong

on behalf of

HUDSON RIVER PTE. LTD.

in the presence of:

____

Witness' signature

Name: Chong Zhuo Chen

Address: One Marina Boulevard #28-00 Singapore 018989

Occupation: Senior Foreign Associate

NRIC/Passport No.: S8775281Z

The Company

Executed and delivered as a deed by

Goh Kian Hwa

on behalf of

MSC CONSULTING (S) PTE. LTD.

in the presence of:

____

Witness' signature

Name: Toh Puay Yong

Address: 59 Tampines Central 7, #09-17, S'pore 528594

Occupation: Accountant

NRIC/Passport No.: S1695529 I